Thor, Gregory J.
November 1, 2021
1-Year
Exhibit 10.9

Corporate Office Properties Trust
6711 Columbia Gateway Drive, Suite 300
Columbia, MD 21046
443.285.5400 // copt.com
NYSE: OFC

LETTER AGREEMENT

November 1, 2021

Dear Greg:

We are pleased to inform you that the Board of Trustees of Corporate Office Properties Trust (the “Company”) has determined that, effective as of November 1, 2021 (the “Participation Date”), you are eligible to participate in the Corporate Office Properties Trust, Corporate Office Properties L.P. Executive Change in Control and Severance Plan (the “Plan”) as a Covered Executive, subject to the terms and conditions of the Plan, for a period of 1 year from the Participation Date (the “Participation Period”), at which point you will cease to participate in the Plan unless otherwise agreed by you, the Company and the Employer. Capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Plan.

The terms of the Plan are detailed in the copy of the Plan that is attached as Exhibit A to this Letter Agreement, and those terms, including without limitation, Sections 6 and 7 of the Plan, are incorporated in and made a part of this Letter Agreement. As described in more detail in the Plan, the Plan entitles you to certain severance benefits in the event that your employment with the Employer terminates under certain circumstances. By signing this Letter Agreement and as a condition of your eligibility for the payments and benefits set forth in the Plan, you agree to comply with the provisions of the Plan and you agree to comply with the provisions of the confidentiality, non-competition, non-solicitation and non-disparagement requirements set forth on Exhibit B to this Letter Agreement (collectively the “Restrictive Covenants”) during your employment and, to the extent required by the Restrictive Covenants, after your employment ends regardless of the reason for the ending of such employment (and regardless of whether such termination occurs during the Participation Period); provided that, unless otherwise agreed by you, the provisions of Section 2(a) of the Restrictive Covenants (i.e., the Non-Competition Covenant, as defined therein) will not apply following a termination of your employment in the event that such termination occurs after the end of the Participation Period. Your Termination Payment Multiple shall be 1.00, your Change in Control Termination Payment Multiple shall be 2.00, and your Maximum Medical Benefit Continuation Period shall be 12 months.

This Letter Agreement and the Plan constitute the entire agreement between you and the Company with respect to the subject matter hereof and supersede in all respects any and all prior agreements between you and the Company concerning such subject matter.

By signing below, you agree to the terms and conditions of the Restrictive Covenants set forth on Exhibit B hereto, and acknowledge (i) your participation in the Plan pursuant to this Letter Agreement as of the Participation Date, (ii) that you have received and read a copy of the Plan, (iii) that you agree that any termination benefits provided for in the Plan are subject to all of the terms and conditions of the Plan and you agree to such terms and conditions, (iv) that the Company and the Employer may amend or terminate the Plan at any time, and (v) that the Restrictive Covenants shall survive and continue to apply notwithstanding (a) any amendment or termination of the Plan (or the benefits to be provided thereunder) in the future or (b) except as set forth above with respect to the Non-Competition Covenant, the expiration of the Participation Period.

Congratulations on being selected to participate in the Plan.

“Employer”

Corporate Office Properties L.P., a Delaware limited partnership

By: Corporate Office Properties Trust, a Maryland real estate investment trust

By: /s/ Stephen E. Budorick
Name: Stephen E. Budorick
Title: President + CEO

“Company”

Corporate Office Properties Trust, a Maryland real estate investment trust

By: /s/ Stephen E. Budorick
Name: Stephen E. Budorick
Title: President + CEO

AGREED TO AND ACCEPTED
/s/ Gregory J. Thor
Gregory J. Thor
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Thor, Gregory J.
November 1, 2021
1-Year
EXHIBIT A
TO THE LETTER AGREEMENT

[See the Plan filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q of Corporate Office Properties Trust for the Quarter Ended June 30, 2021.]

EXHIBIT B
TO THE LETTER AGREEMENT

Restrictive Covenants

Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Corporate Office Properties Trust, Corporate Office Properties L.P. Executive Change in Control and Severance Plan (the “Plan”) and in the Letter Agreement under the Plan to which this Exhibit B is attached. In consideration of, among other things, the Covered Executive’s participation in the Plan and continued employment by the Employer, the Covered Executive agrees to comply with the covenants, terms and conditions set forth below. The Covered Executive acknowledges that the covenants, terms and conditions set forth below will continue to apply notwithstanding any amendment or termination of the Plan (or the benefits to be provided thereunder) in the future.
1.Confidentiality and Loyalty. The Covered Executive acknowledges that heretofore or hereafter during the course of the Covered Executive’s employment the Covered Executive has produced and received, and may hereafter produce, receive and otherwise have access to various materials, records, data, trade secrets and information not generally available to the public (collectively, “Confidential Information”) regarding the Employer and its subsidiaries and affiliates. Accordingly, during and subsequent to termination of the Covered Executive’s employment with the Employer, the Covered Executive shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Employer, required by law or by any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with the performance by the Covered Executive of the Covered Executive’s duties hereunder. All records, files, documents, computer diskettes, computer programs and other computer-generated material, as well as all other materials or copies thereof relating to the business of the Employer, which the Covered Executive shall prepare or use, shall be and remain the sole property of the Employer, shall not be removed from the Employer’s premises without its written consent, and shall be promptly returned to the Employer upon termination of the Covered Executive’s employment. The Covered Executive agrees to abide by the reasonable policies of the Employer, as in effect from time to time, respecting confidentiality and the avoidance of interests conflicting with those of the Employer.
2.Non-Competition; Non-Solicitation; Non-Disparagement.
(a)Non-Competition. The Employer and the Covered Executive have jointly reviewed the tenant lists, property submittals, logs, broker lists, and operations of the Employer, and have agreed that as an essential ingredient of and in consideration of the Covered Executive’s participation in the Plan, the Covered Executive hereby agrees that, except with the express prior written consent of the Employer, while the Covered Executive is employed by the Employer and for a period of 12 months after the termination of the Covered Executive’s employment with the Employer for any reason (the “Restrictive Period”), the Covered Executive will not directly or indirectly compete with the business of the Employer, including, but not by way of limitation, by directly or indirectly owning, managing, operating, controlling, financing, investing, or by directly or indirectly (including, but not limited to, through a joint venture) serving as an employee, officer, trustee or director of or consultant or other external advisor to a Similar Business (as defined below) (the “Non-Competition Covenant”). For purposes of this paragraph (a), a business shall be considered to be a “Similar Business” as of a particular date if it is engaged in the ownership, development, operation, management or leasing of real estate in any geographic market or submarket in which the Employer either (i) owned, developed, operated or leased, collectively, more than 1,000,000 square feet of property of the same or similar type (e.g., office, data center, industrial, residential or self-storage) as of the earliest of such date, the date of termination of the Covered Executive’s employment with the Employer or the date of a Change in Control (as defined in the Plan), or (ii) had commenced construction or agreed to acquire or manage more than 500,000 square feet of property of the same or similar type within the 12 months preceding the earliest of such date, the date of termination of the Covered Executive’s employment with the Employer or the date of a Change in Control (as defined in the Plan). If the Covered Executive violates the Non-Competition Covenant and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Non-Competition Covenant. Accordingly, the Non-Competition Covenant shall be deemed to have the duration specified in this paragraph (a) computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Non-Competition Covenant by the Covered Executive. The foregoing Non-Competition Covenant shall not prohibit a Covered Executive from owning, directly or indirectly, capital stock or similar securities which are listed on a securities exchange which do not represent more than five percent (5%) of the outstanding capital stock of any corporation.
(b)Non-Solicitation. The Covered Executive agrees that, except with the express prior written consent of the Employer, while the Covered Executive is employed by the Employer and for a period of 12 months thereafter, the Covered Executive will not directly or indirectly solicit or induce, or attempt to solicit or induce, any employee or agent of Employer to terminate employment with Employer or become employed by any other person, firm, partnership, corporation, trust or other entity, or any customer, client, independent contractor, business relation, or any other person or entity to cease doing business with the Company.
(c)Non-Disparagement. While the Covered Executive is employed and for twelve (12) months following termination of a Covered Executive’s employment for any reason, the Covered Executive shall not intentionally disclose or cause to be disclosed any negative, adverse or derogatory comments or information about (i) the Employer or its employees or the trustees of the Company; (ii) the properties of or any product or service provided by the Employer; or (iii) the Employer’s prospects for the future. For twelve (12) months following termination of the Covered Executive’s employment for any reason, the Employer shall not disclose or cause to be disclosed any negative, adverse or derogatory comments or information about the Covered Executive. Nothing in this Section shall prohibit either the Employer or a Covered Executive from testifying truthfully in any legal or administrative proceeding or making any other truthful disclosure required by applicable law.

(d)Remedies for Certain Breached. The Covered Executive acknowledges that the restrictions contained in Sections 1 and 2 of this Exhibit B are reasonable and necessary for the protection of the legitimate proprietary business interests of the Employer; that any violation of these restrictions would cause substantial injury to the Employer and such interests; that the Employer would not have caused the Covered Executive to participate under the Plan without receiving the additional consideration offered by the Covered Executive in binding himself to these restrictions; and that such restrictions were a material inducement to the Employer to offer the benefits set forth in the Plan. In the event of any violation or threatened violation of these restrictions, the Employer shall be relieved of any further obligations under the Plan, shall be entitled to seek any rights, remedies or damages available at law, in equity or otherwise under the Plan, and shall be entitled to seek preliminary and temporary injunctive relief granted by a court of competent jurisdiction to prevent or restrain any such violation by the Covered Executive and any and all persons directly or indirectly acting for or with the Covered Executive, as the case may be, while awaiting the decision of the arbitrator selected in accordance with Section 6 of the Plan, which decision, if rendered adverse to the Covered Executive, may include permanent injunctive relief to be granted by the court.
(e)Definition of Employer. For purposes of Sections 1 and 2, the term “Employer” shall be deemed to include all of the Employer’s subsidiaries and affiliates.
3.Arbitration of Disputes; Enforcement and Governing Law. Sections 6 and 7 of the Plan are expressly incorporated by reference into this Exhibit B.

Thor, Gregory J.
November 1, 2021
1-Year
EXHIBIT II

RELEASE

This Release (the “Release”) is entered into by [___________] (the “Covered Executive”) pursuant to the Corporate Office Properties Trust, Corporate Office Properties L.P. Executive Change in Control and Severance Plan (the “Plan”). This Release is the “Release” referenced in the Plan. Terms with initial capitalization that are not otherwise defined in this Release have the meanings set forth in the Plan. The consideration for the Covered Executive’s agreement to this Release consists of the [Termination Payment/Change in Control Termination Payment]1 and other consideration set forth in Section 3 of the Plan.
1.In consideration of the [Termination Payment/Change in Control Termination Payment] and other consideration set forth in Section 3 of the Plan, the Covered Executive hereby releases and forever discharges the Company and the Employer, the predecessors, successors, assigns and affiliates of each of the Company and the Employer, and current and former members, partners, trustees, officers, employees, representatives, attorneys, agents and all persons acting by, through, under or in concert with any of the foregoing (any and all of whom or which are referred to hereinafter as the “Releasees”) from any claim, demand, right, action or cause of action, of whatever nature or kind, in law, equity, administrative proceedings, or otherwise, whether based upon any law, statute, ordinance, rule, regulation, common law, or otherwise, or any entitlement to attorneys’ fees, costs or expenses, and from any other matter under any other theory, whether known or unknown, suspected or claimed, liquidated or unliquidated, absolute or contingent (collectively, “Claims”), which arose or occurred at any time prior to the date the Covered Executive signed this Release, including, but not limited to, any Claim relating in any way to the Covered Executive’s employment, or the termination thereof, by the Employer, the Company and/or any subsidiary of either, saving and excepting however, the Covered Executive’s rights to any earned but unpaid base salary, unpaid expense reimbursements, accrued but unused vacation and any vested benefits the Covered Executive may have under any employee benefit plan of the Employer (the “Accrued Benefit”), the Covered Executive’s rights under Section 2(c) of Exhibit B to the Letter Agreement, any Claim that cannot be waived as a matter of law and, subject to this Release becoming effective, the Covered Executive’s right to receive payment of the [Termination Payment/Change in Control Termination Payment] and provision of the other consideration set forth in Section 3 of the Plan, nor shall this Release constitute a waiver of any vested rights under any 401(k), retirement or other ERISA-governed plan, or a waiver of any of vested stock options or restricted shares, if any. Without restricting the foregoing, this Release Agreement includes: (1) any Claim brought under any federal, state, or local fair employment practices law, including, but not limited to: the Age Discrimination in Employment Act (ADEA), Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1866, the Americans with Disabilities Act (ADA) as amended, the Equal Pay Act (EPA), the Genetic Information Nondiscrimination Act (GINA), and the Uniformed Services Employment and Reemployment Rights Act (USERRA); (2) any Claim brought under any state or federal law regarding wages, benefits, or employment practices, including the Family and Medical Leave Act; (3) any contract Claims; (4) any
1. Include only the applicable payment.

intentional or unintentional tort Claims, including, but not limited to: defamation, libel, slander, abusive or wrongful discharge, fraud or misrepresentation; and (5) any Claims alleging retaliation and/or any whistleblower Claims, including Claims arising under the Sarbanes-Oxley Act and the Dodd Frank Act.
2.The Covered Executive promises and covenants not to commence any action or proceeding against any Releasee for any released Claim before any federal or state court or, except as expressly stated herein, administrative agency, civil rights commission or other forum. If the Covered Executive commences any action or proceeding in violation of this paragraph, the Employer and the Company shall be excused from making any further payments, continuing any other benefits, or providing other consideration otherwise owed under the Plan other than the Accrued Benefit. Notwithstanding the foregoing, the parties recognize the authority of the Equal Employment Opportunity Commission (“EEOC”) to enforce the statutes which come under its jurisdiction, and this Release is not intended to prevent the Covered Executive from filing a charge or participating in any investigation or proceeding conducted by the EEOC. To the extent any proceeding is commenced against any of the Releasees by any person, entity or agency in any forum, the Covered Executive waives any Claim or right to money damages, attorneys’ fees, or other legal or equitable relief awarded by any jury, court or governmental agency related to any released Claim. Further notwithstanding the foregoing, this paragraph shall not apply to any proceeding initiated by the Covered Executive to the extent that the Covered Executive asserts that any Releasee has violated ADEA, including any challenge to the effectiveness of the release of Claims under ADEA. For the avoidance of doubt, this exception for the pursuit of ADEA Claims shall not be construed as an acknowledgment that the release of ADEA Claims is in any way ineffective, shall not be construed to affect the effectiveness of the Covered Executive’s release of ADEA Claims and shall not affect the right of any Releasee to rely on the Covered Executive’s release of ADEA Claims as a defense to any claim under ADEA. This exception is solely for the purpose of conforming this paragraph to the limitations set forth in 29 C.F.R. Sec. 1625.23.
3.Ongoing Obligations of the Covered Executive. The Covered Executive reaffirms the Covered Executive’s ongoing obligations under the Plan and the Letter Agreement, including without limitation the Covered Executive’s obligations under Exhibit B to the Letter Agreement.
4.No Assignment. The Covered Executive represents that the Covered Executive has not assigned to any other person or entity any Claims against any Releasee.
5.Right to Consider and Revoke Release. The Covered Executive acknowledges that this Release is deemed to be delivered to the Covered Executive on the Covered Executive’s Date of Termination; provided that the Covered Executive’s employment is terminated in connection with a Terminating Event. The Covered Executive acknowledges that the Covered Executive has been given the opportunity to consider this Release for a period ending forty-five (45) days after the Date of Termination. In the event the Covered Executive executed this Release within less than forty-five (45) days after the delivery of this Release to the Covered Executive, the Covered Executive acknowledges that such decision was entirely voluntary and that the Covered Executive had the opportunity to consider this Release until the end of the forty-five (45) day period. To accept this Release, the Covered Executive shall deliver a signed
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Release to the Senior Vice President, Human Resources of the Company (the “SVP-HR”) within such forty-five (45) day period. For a period of seven (7) days from the date when the Covered Executive executes this Release (the “Revocation Period”), the Covered Executive shall retain the right to revoke this Release by written notice that is received by the SVP-HR on or before the last day of the Revocation Period. This Release shall take effect only if it is executed and delivered within the forty-five (45) day period as set forth above and if it is not revoked pursuant to the preceding sentence. If those conditions are satisfied, this Release shall become effective and enforceable on the date immediately following the last day of the Revocation Period (the “Effective Date”). The signed Release and any revocation may be delivered to the SVP-HR by hand or by a PDF copy attached to an email to the SVP-HR. If the Release is sent by email of a PDF copy, the Covered Executive shall separately send an original of the signed Release to the SVP-HR by first class mail or otherwise promptly after sending such email.
6.Other Terms.
(a)Legal Representation; Review of Release. The Covered Executive acknowledges that the Covered Executive has been advised to discuss all aspects of this Release with the Covered Executive’s attorney, that the Covered Executive has carefully read and fully understands all of the provisions of this Release and that the Covered Executive is voluntarily entering into this Release.
(b)Binding Nature of Release. This Release shall be binding upon the Covered Executive and upon the Covered Executive’s heirs, administrators, representatives and executors.
(c)Amendment. This Release may be amended only upon a written agreement executed by the Covered Executive, the Company and the Employer.
(d)Governing Law and Interpretation. This Release shall be deemed to be made and entered into in the State of Maryland, and shall in all respects be interpreted, enforced and governed under the laws of the State of Maryland, without giving effect to the conflict of laws provisions of Maryland law. The language of all parts of this Release shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against the Company, the Employer or the Covered Executive.
(e)Absence of Reliance. The Covered Executive acknowledges that the Covered Executive is not relying on any promises or representations by the Company or the Employer or any of their respective agents, representatives or attorneys regarding any subject matter addressed in this Release.
So agreed.

______________________________________    _____________________________
[Covered Executive]                    Date

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